As filed with the Securities and Exchange Commission                   , 2000
                                                          -------------
                                            Registration No.:  33-
                                                                  ------

                             ---------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                         JUNIATA VALLEY FINANCIAL CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

          Pennsylvania                                   23-2235254
          ------------                                   ----------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

     Bridge and Main Streets, Mifflintown, Pennsylvania 17059 (717) 436-8211
     -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)


                        2000 Incentive Stock Option Plan
                        --------------------------------
                            (Full title of the plan)


                                 A. JEROME COOK
                               Chairman and C.E.O.
                         JUNIATA VALLEY FINANCIAL CORP.
                             Bridge and Main Streets
                         Mifflintown, Pennsylvania 17059
                     ---------------------------------------
                     (Name and Address of Agent for Service)


                                   Copies to:
                                BRADLEY A. WALKER
                             METTE, EVANS & WOODSIDE
                             3401 North Front Street
                                  P.O. Box 5950
                       Harrisburg, Pennsylvania 17110-0950

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                                    Proposed
                                                                    maximum
Title of each class           Amount              Proposed         aggregate
of securities to be           to be           maximum offering      offering          Amount of
    registered             Registered         price per unit(1)       price        registration fee
-----------------------------------------------------------------------------------------------------
Common Stock
Par value
$1.00 per share              200,000               $ 26.31        $ 5,262,000         $1,595.00


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the average of the bid and ask prices of the Common Stock on May 2, 2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     (1) The Annual Report of Juniata Valley Financial Corp. on Form 10-K for its fiscal year ended December 31, 1999.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 1999.

     (3) The description of the Corporation's common stock contained in the Corporation's S-4 Registration Statement filed on March 25, 1998.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the Corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the Corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 13 of the Corporation's Articles of Incorporation and Article 20 of the Corporation's bylaws provide indemnification of directors, officers and other agents of the Corporation and advancement of expenses to the extent otherwise permitted by the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 13 of the Corporation's Articles of Incorporation provides that the Corporation indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

     Article 20 of the Corporation's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Corporation's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

     As authorized by Section 1747 of the BCL and Article XIV, the Corporation maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Corporation for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Corporation.

Item 7.  Exemption from Registration Claimed.

     Not Applicable. No exemption from registration is claimed.

Item 8.  Exhibits.

     4. Juniata Valley Financial Corp. 2000 Incentive Stock Option Plan.

     5. Opinion of Mette, Evans & Woodside, General Counsel of the Company.

     23.a. Consent of Mette, Evans & Woodside, General Counsel of the Company - included in Exhibit 5.

     23.b. Consent of Beard & Company, Inc.

     24. Powers of Attorney included "SIGNATURES" section of this Part II.

Item 9.  Undertakings.

     The Company hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment is incorporated by reference for periodic reports filed by the Company under the Exchange Act of 1934.

          (2) For purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any securities that remain unsold at the end of the offering.

          (4) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer or controlling person of the Company in the successful defense of any action, suit or proceeding (is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mifflintown, Pennsylvania, on May 8, 2000.

                                      JUNIATA VALLEY FINANCIAL CORP.

                                      By: /s/ A. Jerome Cook
                                          ------------------------------------
                                              A. Jerome Cook
                                          Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints A. Jerome Cook his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

              Signature                            Title                                Date
              ---------                            -----                                ----
/s/ A. Jerome Cook                          Chairman/CEO/Director                    May 8, 2000
------------------------------
A. Jerome Cook

/s/ Martin L. Dreibelbis                    Director                                 May 8, 2000
------------------------------
Martin L. Dreibelbis

/s/ Marshall L. Hartman                     Director                                 May 8, 2000
------------------------------
Marshall L. Hartman

/s/ Robert K. Metz                          Director                                 May 8, 2000
------------------------------
Robert K. Metz

/s/ Richard M. Scanlon, DMD                 Director                                 May 8, 2000
------------------------------
Richard M. Scanlon, DMD

/s/ Joe E. Benner                           Director                                 May 8, 2000
------------------------------
Joe E. Benner

/s/ Francis J. Evanitsky                    President/COO/Director                   May 8, 2000
------------------------------
Francis J. Evanitsky


/s/ Philip E. Gingerich, Jr.                Director                                 May 8, 2000
------------------------------
Philip E. Gingerich, Jr.


/s/ Dale G. Nace                            Director                                 May 8, 2000
------------------------------
Dale G. Nace

/s/ Edward R. Rhodes                        Director                                 May 8, 2000
------------------------------
Edward R. Rhodes

/s/ Harold B. Shearer                       Director                                 May 8, 2000
------------------------------
Harold B. Shearer

/s/ Jan G. Snedeker                         Director                                 May 8, 2000
------------------------------
Jan G. Snedeker

/s/ Philip E. Gingerich, Jr.               Director                                 May 8, 2000
------------------------------
Philip E. Gingerich, Jr.

/s/ Don E. Haubert                          Director                                 May 8, 2000
------------------------------
Don E. Haubert

/s/ Timothy I. Havice                       Director                                 May 8, 2000
------------------------------
Timothy I. Havice

/s/ Charles L. Hershberger                  Director                                 May 8, 2000
------------------------------
Charles L. Hershberger

/s/ John A. Renninger                       Director                                 May 8, 2000
------------------------------
John A. Renninger

/s/John M. Wilson                           Director                                 May 8, 2000
------------------------------
John M. Wilson

/s/ Ronald H. Witherite                     Director                                 May 8, 2000
------------------------------
Ronald H. Witherite

                                INDEX TO EXHIBITS

Exhibit Number                             Description
--------------                             -----------
    4.        Juniata Valley Financial Corp. 2000 Incentive Stock Option Plan.

    5.        Opinion of Mette, Evans & Woodside, General Counsel of the Company.

    23.a.        Consent of Mette, Evans & Woodside, General Counsel of the Company - included in Exhibit 5.

    23.b.        Consent of Beard & Company, Inc.

    24.       Powers of Attorney included "SIGNATURES" section of this Part II.

                                   EXHIBIT 4.
                         JUNIATA VALLEY FINANCIAL CORP.
                        2000 INCENTIVE STOCK OPTION PLAN


1.  Purpose.

    The purpose of the Juniata Valley Financial Corp. Incentive Stock Option Plan (the "Plan") is to attract, retain and motivate highly qualified employees for Juniata Valley Financial Corp. ("JVF") and its subsidiaries by making provision for the payment of supplemental compensation ("Awards") to officers and key employees for services which substantially contribute to the success of JVF and its subsidiaries. The Plan is designed to provide incentives to those employees who are in a position to contribute to the long-term growth and profitability of JVF and its subsidiaries. The Plan will also make JVF's compensation program more competitive with those of other bank holding companies and banks. JVF will benefit from the added interest which employees will have in the success of JVF and its subsidiaries as a result of their proprietary interest in JVF.

2.  Administration of the Plan.

     (a) The Plan shall be administered by JVF's Board of Directors (the "Board") which shall appoint a committee (the "Committee") composed of not less than three (3) or more than six (6) members of the Board (which Committee may, but need not be, the Executive and Compensation Committee). No director who is an employee of JVF or any subsidiary shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. All members of the Committee must be ineligible (and must have been ineligible for a one (1) year period prior to appointment to the Committee) to receive an Award under the Plan or any other similar plan of JVF.

     (b) Subject to the express provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan as may be issued or adopted from time to time by the Board, the Committee shall recommend to the Board and the Board shall have the full power and authority, in its discretion, to grant Awards hereunder, to determine to whom and the time when Awards will be granted (sometimes referred to as "Options"), to determine the purchase price of Juniata common stock ("Stock") covered by each Option and the term of each Option, to determine the terms and provisions of the Option agreements entered into in connection with awards under the Plan, to interpret the Plan, to supervise the administration of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan.

     (c) Any determination, decision, or action of the Board provided for in the Plan may be made or taken by action of a majority of the members of the Board, and shall be final and binding on all persons (including plan participants, JVF, subsidiaries of JVF, any stockholder of JVF, any employee of JVF, or any subsidiary of JVF). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     (d) Neither the Committee, the Board of Directors, JVF, nor any officer or employee of JVF or any subsidiary of JVF shall have any duty to advise Plan participants of any rules, interpretations or determinations by the Board, and each participant shall be bound by such rules, interpretations or determinations upon communication thereof to such participant effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Board.

3.  Stock Subject to the Plan, Scope, and Duration.

     (a) Awards under the Plan shall be granted in the form of Incentive Stock Options ("ISO's"), in conformity with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) The total number of shares of Stock as to which Options may be granted under this Plan during the period ending May 31, 2010, shall be 200,000 shares. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or which has been forfeited as hereinafter provided.

     (c) Shares of Stock as to which Options under the Plan may be granted may be made available by JVF from authorized but unissued Stock or from Stock reacquired by JVF (including Stock purchased in the open market).

     (d) The Plan shall terminate on May 31, 2010.

4.  Eligible Employees.

     The persons who shall be eligible to receive Awards under this Plan shall be such officers and key employees of JVF or any of its wholly-owned subsidiaries, without limitation as to length of service, who are from time to time serving in a managerial, administrative, or professional position and who are recommended to, and authorized by, the Board for Awards under the Plan.

5.  Granting Awards.

     (a) The Committee shall recommend to the Board, which, subject to the limitations of this Plan, shall select from eligible employees those persons to be granted Awards ("Participants") and shall determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Award, and the terms and conditions consistent with this Plan, upon which Awards are to be made. The Board shall make Awards to the officers and key employees so selected for the number of Options and upon the terms and conditions so determined. No Options or Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options and/or Stock have been complied with to the satisfaction of the Board and JVF. Awards may be made at any time, from time to time, after such consultation with and consideration of the recommendations of management as the Board deems desirable.

     (b) No Awards shall be granted under this Plan after its termination on May 31, 2010, but Awards granted prior to such termination date may extend beyond the date, and the terms of the Plan shall continue to apply to such Awards.

6.  Terms and Conditions Applicable to all Options.

     (a) General. Options shall be made from time to time in the form of ISO's. Each Option shall be subject to all of the terms and conditions provided in this Section, all other applicable terms and conditions in the Plan, and such other terms and conditions ("Discretionary Conditions") as may be specified by the Board with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Board in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Board may, at any time and from time to time after the granting of an Option under this Plan, specify such additional terms and conditions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities and tax laws. The terms and conditions with respect to any Option, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any other Option or any other Participant.

     (b) Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the "Option Agreement") between JVF and the Participant, in a form approved by the Board, which shall set forth the number of Options awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Board, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Board may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to JVF and the Participant.

     (c) Fair Market Value of Stock. The Fair Market Value of a share of the JVF common stock shall mean the closing sales price of the Stock on the principal stock exchange on which the stock is traded on the day the Option is granted; or if no sale of the Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     (d) Payment of Option Price. The Option Price for the shares as to which an Option is exercised shall be paid to JVF in full on or within ten (10) days after the date of exercise. At the election of the Participant, such payment may be (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on date of payment equal to the Option Price for the shares of Stock being purchased and which satisfy such other requirements as may be imposed by the Board, or (iii) partly in cash and partly in such shares of Stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code, may not be tendered in payment of the Option Price.

     (e) Right as a Stockholder. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Board.

     (f) Listing and Registration of Shares. No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration, or qualifications of the shares of Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     (g) Investment Purpose. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Stock subject to the Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for JVF, a resale of such stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

     (h) Investment Representation. The Board may require each person purchasing shares of Stock pursuant to the exercise of an Option to represent to and agree with JVF in writing that such shares are being acquired for investment and without a view to distribution thereof. The Certificates for shares of Stock so purchased may include any legend which the Board deems appropriate to reflect any restriction or transfer. The Board also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Board may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Board may determine and, further, in the event a Participant's employment by JVF or a subsidiary terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to JVF at such price and on such other terms as the Board may have specified in the Option Agreement.

7.  Incentive Stock Options.

     In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to all ISO's:

     (a) Option Price. The purchase price per share of Stock deliverable upon the exercise of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the day the Option is granted, but in no event less than the par value of such Stock.

     (b) Exercise Term. Each ISO agreement shall state the period or periods of time within which the ISO may be exercised by the participant, in whole or in part, which shall be such period or periods of time as may be determined by the Board, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the ISO nor end later than ten (10) years after the date of the grant of the ISO. The Board shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.

     (c) Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the ISO is to be granted the individual owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of JVF unless at the time such ISO is granted the ISO price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the ISO and such ISO's by its terms is not exercisable after the expiration of five (5) years from the date such ISO is granted. For purposes of the preceding sentence, the attribution rule of Stock ownership set forth in Section 425(d) of the Code shall apply.

     (d) Notice of Sale. A Participant shall give prompt notice to JVF of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant of the ISO or one (1) year after receipt of such Stock by the Participant.

     (e) Other Terms. Each ISO agreement shall contain such other terms, conditions and provisions as the Board may determine to be necessary or desirable in order to qualify such ISO as a tax-favored option within the meaning of Section 422 of the Code. Subject to the limitations of Paragraph 11, and without limiting any other provisions hereof, the Board shall have the power without further approval to amend the terms of this Plan or any Awards or agreements thereunder for such purpose.

8.  Non-transferability of Options.

     Options granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or distributees of the Participant.

9.  Stock Adjustments.

     (a) In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of JVF or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Award under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

     (b) Fractional shares resulting from any adjustment in Awards pursuant to this Paragraph 9 may be settled in cash or otherwise as the Board shall determine. Notice of any adjustments shall be given by JVF to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. The Board may round down to the next whole number any shares of Stock resulting from any adjustment in Awards in order to eliminate fractional shares.

     (c) The Board shall have the power, in the event of any merger or consolidation of JVF with or into any other corporation, or the merger or consolidation of any other corporation with or into JVF, or the sale of all or substantially all of the assets of JVF, or an offer to purchase made by a party other than JVF to all shareholders of JVF for all or any substantial portion of the outstanding Stock, to amend all outstanding Awards to permit the exercise of all such Awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Awards as of such effectiveness or expiration.

     (d) In making the adjustments provided for by this Paragraph 9, consideration shall be given to applicable tax and securities laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.

10.  Withholding Taxes.

     (a) Subject to the provisions of subparagraph (b), JVF may require that any Participant, as a condition of the exercise of an Option, other than an ISO, pay or reimburse any taxes which JVF or a subsidiary is required to withhold in connection with the exercise of the Option.

     (b) A Participant may satisfy the withholding obligation described in subparagraph (a), in whole or in part, by electing to have JVF withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:

     (i) it must be made prior to the date on which the amount of tax to be withheld is determined;

     (ii)  it shall be irrevocable;

     (iii) it shall be subject to disapproval by the Board; and

     (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

11.  Effective Date, Termination, and Amendment of the Plan.

     (a) This Plan shall become effective on May 31, 2000 provided that JVF's stockholders shall have adopted the Plan at the Company's 2000 Annual Meeting of Stockholders. Once effective, this Plan shall terminate on May 31, 2010.

     (b) The Board may, insofar as permitted by law, from time to time and at any time, with respect to any Stock at the time not subject to Awards, terminate, suspend, alter, amend or discontinue the Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant's consent, impair the rights of any Participant under any Award granted to such Participant, except in accordance with the provisions of this Plan and/or the Agreement applicable to any such Award, and further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of JVF represented and entitled to vote at a stockholders' meeting:

     (i) increase the total number of shares of Stock reserved for the purpose of the Plan;

     (ii) decrease the Option Price of any Option to less than one hundred percent (100%) of Fair Market Value on the date of grant of any Option; and

     (iii) materially increase the benefits occurring to Participants under this Plan.

12.  Miscellaneous.

     (a) No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any rights in any employee or class of employees to receive any Awards under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by JVF or a subsidiary, and it shall not be deemed to interfere in any way with the right of JVF or any subsidiary to terminate or otherwise modify an employee's employment at any time.

     (b) Failure to Comply with Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Board, if, prior to the time of such payment or delivery, the Participant breaches any restriction or any of the terms, restrictions and/or conditions of this Plan and/or any agreement with respect to such Award.

     (c) Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of

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

each Participant, including, without limitation, such Participant's estate, executors, administrators or trustees thereof, heirs and legatees and any receiver of such estate.

     (d) Indemnification. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or the Board, nor for any mistake or judgment made in good faith, and JVF shall indemnify and hold harmless each member of the Committee and the Board and each other officer or employee of JVF to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. This provision shall in no way limit the right to indemnification, or affect the lack of personal liability to which an employee, officer, or director is entitled under JVF's Bylaws or under applicable law.

     (d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Board) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

     (e) Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

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